Exhibit 3.3

                         MFA MORTGAGE INVESTMENTS, INC.

                              ARTICLES OF AMENDMENT

            MFA Mortgage Investments, Inc., a Maryland corporation (the "Corporation"), having its principal office at 350 Park Avenue, 21st Floor, New York, New York 10022, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended so that Article Fourth will now read as follows:

                        FOURTH: The principal office of the Corporation is 350 Park Avenue, 21st Floor, New York, New York 10022.

            SECOND: The amendment does not increase the authorized stock of the Corporation.

            THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the entire Board of Directors of the Corporation in accordance with Section 2-605 of the Maryland General Corporation Law and no stock entitled to vote on the matter is outstanding or subscribed for as of the date hereof.

            IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer and witnessed by its Secretary on August 13, 2002.

WITNESS:                            MFA MORTGAGE INVESTMENTS, INC.


/s/ Ronald Freydberg                /s/ Stewart Zimmerman

Ronald Freydberg                    Stewart Zimmerman
Secretary                           President and Chief Executive Officer

            THE UNDERSIGNED, the President and Chief Executive Officer of MFA MORTGAGE INVESTMENTS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                           /s/ Stewart Zimmerman

                                           Stewart Zimmerman
                                           President and Chief Executive Officer


                                       32